The Board of Directors
Wells Fargo & Company

We consent to the incorporation by reference in the Registration Statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company of our report dated January 19, 1999 with respect to the supplemental consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K of Wells Fargo & Company dated January 19, 1999. Our report contains an explanatory paragraph that states that the supplemental consolidated financial statements give retroactive effect to the merger of Wells Fargo & Company and Norwest Corporation on November 2, 1998, which has been accounted for as a pooling-of-interests as described in Note 1 to the supplemental consolidated financial statements.

         Registration
          Statement      Form      Description
          ---------      ----      -----------
          033-50435      S-3       Universal Shelf 1993-2
          033-61045      S-3       Universal Shelf 1995-1
          333-01737      S-3       Universal Shelf 1996
          333-09489      S-3       Dividend Reinvestment and Common Stock
                                   Purchase Plan
          033-10820      S-8       Norwest Financial Employee $20,000,000 Senior
                                   Indebtedness Plan
          333-08219      S-4       Acquisition Shelf
          333-40989      S-4       Acquisition Shelf
          333-53219      S-4       Acquisition Shelf
          003-11438      S-8       1985 Long-Term Incentive Compensation Plan
          033-21484      S-8       800,000 Shares Common Stock and $100 Million
                                   Undivided Interests Savings-Investment Plan
          033-21485      S-8       1985 Long-Term Incentive Compensation Plan
          033-35162      S-8       Invest Norwest Program
          033-38767      S-8       Master Savings Trust
          033-42198      S-8       1985 Long-Term Incentive Compensation Plan
          033-50305      S-8       Norwest Corporation Master Savings Trust
          033-50307      S-8       Norwest Corporation Employees' Deferred
                                   Compensation Plan
          033-50309      S-8       1985 Long Term Incentive Compensation Plan
          033-50311      S-8       Invest Norwest Program
          033-65007      S-8       Invest Norwest Program
          033-65009      S-8       Norwest Corporation Master Savings Trust
          333-12423      S-8       Long-Term Incentive Compensation Plan
          333-02485      S-8       Benson Financial Corporation Stock Option
                                   Plan
          333-09413      S-8       PartnerShares Plan
          333-50789      S-8       PartnerShares Plan
          333-62877      S-8       Long-Term Incentive Compensation Plan
          333-63247      S-8       Wells Fargo & Company:  1982 Equity Incentive
                                   Plan, 1987 Director Option Plan 1990 Equity
                                   Incentive Plan, 1990 Director Option Plan,
                                   Long-Term Incentive Plan, 1996 Employee Stock
                                   Purchase Plan, First Interstate Bancorp:
                                   1983 Performance Stock Plan, 1988 Performance
                                   Stock Plan, 1991 Director Option Plan, 1991
                                   Performance Stock Plan.
          333-68093      S-8       Tax Advantage and Retirement Plan


KPMG LLP
Certified Public Accountants
San Francisco, California
January 19, 1999